Exhibit 99.2

URBAN EDGE PROPERTIES

SUPPLEMENTAL DISCLOSURE
PACKAGE

September 30, 2016

Urban Edge Properties
888 7th Avenue, New York, NY 10019
NY Office: 212-956-2556
www.uedge.com

URBAN EDGE PROPERTIES
SUPPLEMENTAL DISCLOSURE
September 30, 2016
(unaudited)

TABLE OF CONTENTS
Page
Press Release
Third Quarter 2016 Earnings Press Release	1
Additional Disclosures	9

Overview
Summary Financial Results and Ratios	10

Consolidated and Combined Financial Statements
Consolidated Balance Sheets	11
Consolidated and Combined Statements of Income	12

Non-GAAP Financial Measures and Supplemental Data
Supplemental Schedule of Net Operating Income	13
Earnings Before Interest, Taxes, Depreciation and Amortization	14
Consolidated Statements of Funds from Operations	15
Market Capitalization, Debt Ratios and Liquidity	16
Additional Disclosures	17

Leasing Data
Tenant Concentration - Top Twenty-Five Tenants	18
Leasing Activity	19
Retail Portfolio Lease Expiration Schedules	20

Property Data
Property Status Report	22
Property Acquisitions and Dispositions	25
Development, Redevelopment and Anchor Repositioning Projects	26

Debt Schedules
Debt Summary	28
Mortgage Debt Summary and Maturity Schedule	29

Urban Edge Properties		For additional information:
888 Seventh Avenue		Mark Langer, EVP and
New York, NY 10019		Chief Financial Officer
212-956-2556

FOR IMMEDIATE RELEASE:

Urban Edge Properties Reports Third Quarter 2016 Operating Results

NEW YORK, NY, November 2, 2016 - Urban Edge Properties (NYSE:UE) (the "Company") announced today its financial results for the three and nine months ended September 30, 2016.

Highlights include:

•	Generated net income of $0.19 per diluted share for the quarter and $0.72 per diluted share for the nine months ended September 30, 2016.

•	Generated Funds from Operations applicable to diluted common shareholders ("FFO") of $0.33 per share for the quarter and $0.96 per share for the nine months ended September 30, 2016.

•
Generated FFO as Adjusted of $0.32 per share for the quarter and $0.94 per share for the nine months ended September 30, 2016, an increase of 7% as compared to the third quarter of 2015 and 4% as compared to the nine months ended September 30, 2015. FFO as Adjusted excludes tenant bankruptcy settlement income and transaction costs.

•
Increased same-property cash Net Operating Income (“NOI”) by 4.1% as compared to the third quarter of 2015 and 3.6% as compared to the nine months ended September 30, 2015 primarily due to new rent commencements and higher recoveries resulting from higher occupancy.

•
Increased same-property cash NOI including properties in redevelopment by 3.9% as compared to the third quarter of 2015 and 2.8% as compared to the nine months ended September 30, 2015. The expected vacancy of former anchor tenants at Walnut Creek and Bruckner negatively impacted this result by approximately 90 basis points. Anthropologie opened at Walnut Creek on September 16, 2016 and ShopRite is expected to open at Bruckner in the first quarter of 2018.

•	Rent commencements during the third quarter included LA Fitness at Kearny, Anthropologie at Walnut Creek and Burlington Coat Factory at Garfield.

•	Increased consolidated retail portfolio occupancy by 50 basis points to 96.6% as compared to September 30, 2015 and by 40 basis points as compared to June 30, 2016.

•	Increased same-property retail portfolio occupancy by 50 basis points to 97.4% as compared to September 30, 2015 and by 10 basis points as compared to June 30, 2016.

•
New leases, renewals and options totaling 284,000 square feet ("sf") were executed during the quarter. Same-space leases totaled 184,000 sf at an average rental rate of $25.59 per sf on a GAAP basis and $24.32 per sf on a cash basis generating average rent spreads of 21.2% on a GAAP basis and 11.0% on a cash basis.

•
Executed contracts to acquire two properties for $76.0 million. Both acquisitions are located in the NY metropolitan region and are adjacent to shopping centers already owned by the Company. These off-market acquisitions are expected to generate a 7.5% unleveraged return on invested capital based on the first year of net operating income.

Refer to "Non-GAAP Financial Measures" and "Operational Metrics" for definitions and further discussions of the measures and metrics highlighted above.

Development, Redevelopment and Anchor Repositioning:
The Company is investing approximately $132 million in development, redevelopment and anchor repositioning projects expected to generate a 13% return on invested capital upon completion based on the expected incremental cash NOI relative to the total investment. These projects include:

•	Walnut Creek, CA (South Main Street) was completed in September 2016 with the opening of a 31,000 sf Anthropologie in a former Barnes & Noble building.

•	Walnut Creek (Mt Diablo) is scheduled for completion in early 2017 with the opening of a 7,000 sf Z Gallerie in the building formerly occupied by Anthropologie.

•
The Outlets at Montehiedra in San Juan, Puerto Rico celebrated its grand reopening on October 7, 2016. Initial new tenants include Polo, Gap, Nike, Puma, Skechers, Maidenform (under construction), and Guess (under construction). Additionally, Caribbean Theatres completed a $6.0 million renovation of its 13 screen cinema including the addition of the first IMAX and 4DX offerings in the Caribbean. The project is scheduled to be fully completed by March 2018.

•
Garfield Commons in Garfield, NJ is on schedule for completion in September 2017. Burlington Coat Factory opened in September 2016, PetSmart opened in October 2016 and 17,000 sf of shop space is under construction.

•	West End Commons in North Plainfield, NJ is scheduled for completion in September 2017. New retailers include Petco, La-Z-Boy (open), AAA, Aroogas and Texas Roadhouse (open).

•	Goucher Commons in Towson, MD is scheduled for completion in September 2017 with the addition of Ulta, Tuesday Morning and two other national retailers.

•	Hackensack Commons in Hackensack, NJ is on schedule for completion in December 2017 with the addition of a 60,000 sf 99 Ranch Market.

•
Bruckner Commons in the Bronx, NY is scheduled for completion in January 2018. The renovation and anchor repositioning includes the first ShopRite supermarket in the Bronx, a 50,000 sf discount retailer and new food and service offerings.

Bergen Town Center in Paramus, NJ is undergoing a phased renovation and expansion to be completed over the next several years. The phases include expanding the existing mall by approximately 40,000 sf and developing 60,000-75,000 sf of new retail space on entitled land across the street from the mall. The project will add leading discount and outlet retailers, entertainment venues and enhanced food and dining options. Access, parking, circulation and signage will also be improved. The total investment is now projected to be $70.0-$80.0 million as compared to the previous estimate of approximately $140 million. The reduction reflects the elimination of a proposed, new second level over the existing mall.

During the third quarter, the Company added two new projects to its development and redevelopment pipeline with aggregate expected costs of $5.0-$7.0 million.  The pipeline now comprises 16 projects with total expected costs of $115.0-$140.0 million on which the Company expects to generate an 8% return on invested capital.

Balance Sheet Highlights:
At September 30, 2016:

•
Total market capitalization (including debt and equity) was approximately $4.2 billion comprising 106.0 million common shares outstanding (on a fully diluted basis) valued at $3.0 billion and $1.2 billion of debt. The calculation of fully diluted common shares outstanding is provided in the tables accompanying this press release

•	The ratio of net debt (net of cash) to total market capitalization was 25.3%

•
Net debt to annualized Adjusted Earnings before interest, tax, depreciation and amortization ("EBITDA") was 5.6x. A reconciliation of net income to EBITDA and Adjusted EBITDA are provided in the tables accompanying this press release

•	The Company had approximately $149.7 million of cash and cash equivalents and no amounts drawn on its $500.0 million revolving credit facility

Non-GAAP Financial Measures
The Company uses certain non-GAAP performance measures, in addition to the primary GAAP presentations, as we believe these measures improve the understanding of the Company's operational results. We continually evaluate the usefulness, relevance, limitations, and calculation of our reported non-GAAP performance measures to determine how best to provide relevant information to the investing public, and thus such reported measures could change. The Company's non-GAAP performance measures have limitations as they do not include all items of income and expense that affect operations, and accordingly, should always be considered as supplemental financial results. The following non-GAAP measures are commonly used by the Company and investing public to understand and evaluate our operating results and performance:

•
FFO: The Company believes FFO is a useful, supplemental measure of its operating performance that is a recognized metric used extensively by the real estate industry and, in particular REITs. FFO, as defined by the National Association of Real Estate Investment Trusts ("NAREIT") and the Company, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciated real estate assets, real estate impairment losses, rental property depreciation and amortization expense. The Company believes that financial analysts, investors and stockholders are better served by the presentation of comparable period operating results generated from FFO primarily because it excludes the assumption that the value of real estate assets diminish predictably. FFO does not represent cash flows from operating activities in accordance with GAAP, should not be considered an alternative to net income as an indication of our performance, and is not indicative of cash flow as a measure of liquidity or our ability to make cash distributions.

•
FFO as Adjusted: The Company provides disclosure of FFO as Adjusted because it believes it is a useful supplemental measure of its core operating performance that facilitates comparability of historical financial periods. FFO as Adjusted is calculated by making certain adjustments to FFO to account for items the Company does not believe are representative of ongoing core operating results including transaction costs associated with acquisition and disposition activity and non-comparable revenues and expenses. The Company's method of calculating FFO as Adjusted may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

•
Cash NOI: The Company uses cash NOI internally to make investment and capital allocation decisions and to compare the unlevered performance of our properties to our peers. The Company believes cash NOI is useful to investors as a performance measure because, when compared across periods, cash NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and disposition activity on an unleveraged basis, providing perspective not immediately apparent from operating income or net income.

•
Same-property Cash NOI: The Company provides disclosure of cash NOI on a same-property basis, which includes the results of properties that were owned and operated for the entirety of the reporting periods being compared totaling 77 properties for the three and nine months ended September 30, 2016 and 2015. Information on a same-property basis excludes properties under development, redevelopment or that involve anchor repositioning where a substantial portion of the gross leasable area is taken out of service and also excludes properties acquired, sold, or that are in the foreclosure process during the periods being compared. As such, same-property cash NOI assists in eliminating disparities in net income due to the development, redevelopment, acquisition or disposition of properties during the periods presented, and thus provides a more consistent performance measure for the comparison of the operating performance of the Company's properties. While there is judgment surrounding changes in designations, a property is removed from the same-property pool when a property is considered to be a redevelopment property because it is undergoing significant renovation or retenanting pursuant to a formal plan and is expected to have a significant impact on property operating income based on the retenanting that is occurring. A development or redevelopment property is moved back to the same-property pool once a substantial portion of the growth expected from the development or redevelopment is reflected in both the current and comparable prior year period, generally the earlier of one year after construction is substantially complete or when the GLA related to the redevelopment is 90% leased. Acquisitions are moved into the same-property pool once we have owned the property for the entirety of the comparable periods and the property is not under significant development or redevelopment. The Company has also provided disclosure of cash NOI on a same-property basis adjusted to include redevelopment properties. The Company calculates same-property cash NOI using net income as defined by GAAP reflecting only those income and expense items that are incurred at the property level, adjusted for the following items: lease termination fees, bankruptcy settlement income, non-cash rental income and ground rent expense and income or expenses that we do not believe are representative of ongoing operating results, if any.

•
EBITDA and Adjusted EBITDA: EBITDA and Adjusted EBITDA are supplemental, non-GAAP measures utilized in various financial ratios. EBITDA and Adjusted EBITDA are presented to assist investors in the evaluation of REITs, as a measure of the Company's operational performance as they exclude various items that do not relate to or are not indicative of our operating performance and because it approximates a key performance measure in our debt covenants. Accordingly, the Company believes that the use of EBITDA and Adjusted EBITDA as opposed to income before income taxes in various ratios, provides a meaningful performance measure as it relates to the Company's ability to meet various coverage tests for the stated periods.The Company also presents the ratio of net debt (net of cash) to annualized Adjusted EBITDA, which is useful to investors as a supplemental measure in evaluating the Company's balance sheet leverage.

The Company believes net income is the most directly comparable GAAP financial measure to the non-GAAP measures outlined above. Reconciliations of these measures to net income have been provided in the tables accompanying this press release.

Operational Metrics

The Company presents certain operating metrics related to our properties including occupancy, leasing activity and rental rates. Operating metrics are used by the Company and useful to investors in facilitating an understanding of the operational performance for our properties.

Occupancy metrics represent the percentage of occupied gross leasable area based on executed leases (including properties in development and redevelopment) and includes leases signed, but for which rent has not yet commenced. Same-property retail portfolio occupancy includes shopping centers and malls that have been owned and operated for the entirety of the reporting periods being compared totaling 77 properties for the three and nine months ended September 30, 2016 and 2015. Occupancy metrics presented for the Company's same-property retail portfolio excludes properties under development, redevelopment or that involve anchor repositioning where a substantial portion of the gross leasable area is taken out of service and also excludes properties acquired within the past 12 months, properties sold, or that are in the foreclosure process during the periods being compared.

Executed new leases, renewals and exercised options are presented on a same-space basis. Same-space leases represent those leases signed on spaces for which there was a previous lease with comparable gross leasable area.

Reconciliation of Net Income to FFO and FFO as Adjusted

The following table reflects the reconciliation of net income to FFO and FFO as Adjusted for the three and nine months ended September 30, 2016. Net income is considered the most directly comparable GAAP measure.

	Three Months Ended September 30, 2016		Nine Months Ended September 30, 2016
	(in thousands)	(per share)(2)	(in thousands)	(per share)(2)
Net income	$20,505	$0.19	$76,364	$0.72
Less (net income) attributable to noncontrolling interests in:
Operating partnership	(1,239)	(0.01)	(4,594)	(0.04)
Consolidated subsidiaries	(1)	—	1	—
Net income attributable to common shareholders	19,265	0.18	71,771	0.68
Adjustments:
Gain on sale of real estate	—	—	(15,618)	(0.15)
Rental property depreciation and amortization	14,269	0.14	41,419	0.39
Limited partnership interests in operating partnership	1,239	0.01	4,594	0.04
FFO Applicable to diluted common shareholders(1)	34,773	0.33	102,166	0.96

Tenant bankruptcy settlement income	(545)	(0.01)	(2,035)	(0.02)
Benefit related to income taxes	—	—	(625)	(0.01)
Transaction costs	223	—	307	—
FFO as Adjusted applicable to diluted common shareholders(1)	$34,451	$0.32	$99,813	$0.94

Weighted average diluted common shares - FFO(1)	106,266		106,009
(1) Refer to the table below for reconciliation of weighted average diluted shares used in EPS calculations and weighted average diluted common shares used in FFO per share calculations.
(2) Individual items may not add up due to total rounding.

FFO and FFO as Adjusted are non-GAAP financial measures. The Company believes FFO, as defined by NAREIT, is a widely used and appropriate supplemental measure of operating performance for REITs, and that it provides a relevant basis for comparison among REITs. The Company believes FFO as Adjusted provides additional comparability between historical financial periods. Refer to “Non-GAAP Financial Measures” above.

The following table reflects the reconciliation of weighted average diluted shares used in EPS calculations and weighted average diluted common shares used in FFO per share calculations.

(in thousands)	Three Months Ended September 30, 2016	Nine Months Ended September 30, 2016
Weighted average diluted shares used to calculate EPS	99,870	99,711
Assumed conversion of OP and LTIP Units to common stock(1)	6,396	6,298
Weighted average diluted common shares used to calculate FFO per share	106,266	106,009
(1) OP and vested LTIP Units are excluded from the calculation of earnings per diluted share for the three and nine months ended September 30, 2016 because their inclusion is anti-dilutive. FFO includes earnings allocated to unitholders as the inclusion of these units is dilutive to FFO per share.

Reconciliation of Net Income to Cash NOI and Same-Property Cash NOI

The following table reflects the reconciliation of net income to cash NOI, same-property cash NOI and same-property cash NOI including properties in redevelopment for the three and nine months ended September 30, 2016 and 2015. Net income is considered the most directly comparable GAAP measure.

	Three Months Ended September 30,		Nine Months Ended September 30,
(Amounts in thousands)	2016	2015	2016	2015
Net income	$20,505	$20,045	$76,364	$25,181
Add: Income tax expense	319	394	349	1,399
Income before income taxes	20,824	20,439	76,713	26,580
Gain on sale of real estate	—	—	(15,618)	—
Interest income	(176)	(39)	(520)	(101)
Interest and debt expense	12,766	13,611	39,015	42,021
Operating income	33,414	34,011	99,590	68,500
Depreciation and amortization	14,435	13,603	41,908	41,568
General and administrative expense	6,618	6,385	20,873	25,503
Transaction costs	223	151	307	22,437
NOI	54,690	54,150	162,678	158,008
Less: non-cash revenue and expenses	(1,823)	(1,625)	(5,088)	(4,726)
Cash NOI(1)	52,867	52,525	157,590	153,282
Adjustments:
Cash NOI related to properties being redeveloped(1)	(4,425)	(4,331)	(12,634)	(13,269)
Tenant bankruptcy settlement income	(545)	(1,774)	(2,035)	(3,034)
Management and development fee income from non-owned properties	(375)	(551)	(1,356)	(1,779)
Cash NOI related to properties acquired, disposed, or in foreclosure(1)	(392)	(435)	(1,814)	(1,365)
Environmental remediation costs	—	—	—	1,379
Other(2)	45	(112)	129	(159)
Subtotal adjustments	(5,692)	(7,203)	(17,710)	(18,227)
Same-property cash NOI	$47,175	$45,322	$139,880	$135,055
Adjustments:
Cash NOI related to properties being redeveloped	4,425	4,331	12,634	13,269
Same-property cash NOI including properties in redevelopment	$51,600	$49,653	$152,514	$148,324
(1) Cash NOI is calculated as total property revenues less property operating expenses, excluding the net effects of non-cash rental income and non-cash ground rent expense.
(2) Other adjustments include revenue and expense items attributable to non-same properties and corporate activities.

Cash NOI and same-property cash NOI are non-GAAP financial measures. The Company believes that same-property cash NOI is a widely used and appropriate supplemental measure of operating performance for comparison among REITs. Refer to “Non-GAAP Financial Measures” above.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

The following table reflects the reconciliation of net income to EBITDA and Adjusted EBITDA for the three and nine months ended September 30, 2016 and 2015. Net income is considered the most directly comparable GAAP measure.

	Three Months Ended September 30,			Nine Months Ended September 30,
(Amounts in thousands)	2016		2015	2016	2015
Net income	$20,505		$20,045	$76,364	$25,181
Depreciation and amortization	14,435	13,603,000	13,603	41,908	41,568
Interest and debt expense	12,766		13,611	39,015	42,021
Income tax expense	319		394	349	1,399
EBITDA	48,025		47,653	157,636	110,169
Adjustments for Adjusted EBITDA:
Tenant bankruptcy settlement income	(545)		(1,774)	(2,035)	(3,034)
Transaction costs	223		151	307	22,437
Gain on sale of real estate	—		—	(15,618)	—
Equity awards issued in connection with the spin-off	—		—	—	7,143
Environmental remediation costs	—		—	—	1,379
Adjusted EBITDA	$47,703		$46,030	$140,290	$138,094

EBITDA and Adjusted EBITDA are non-GAAP financial measures. Refer to “Non-GAAP Financial Measures” above.

The following table reflects the Company's fully diluted common shares outstanding which is the total number of shares that would be outstanding assuming all possible conversions. Fully diluted common shares outstanding are utilized to calculate our equity market capitalization to allow investors the ability to assess our market value. The sum of the total equity market capitalization and total debt, as calculated in accordance with GAAP, represents the Company's total market capitalization.

September 30, 2016
Common shares outstanding	99,478,821
Diluted common shares:
OP and LTIP units	6,150,224
Unvested restricted common shares and OPP units	375,587
Fully diluted common shares	106,004,632

ADDITIONAL INFORMATION
For a copy of the Company’s supplemental disclosure package, please access the "Investors" section of UE’s website at www.uedge.com. Our website also includes other financial information, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports.

ABOUT URBAN EDGE
Urban Edge Properties is a NYSE listed real estate investment trust focused on managing, acquiring, developing, and redeveloping retail real estate in urban communities, primarily in the New York metropolitan region. Urban Edge owns 83 properties totaling 14.8 million square feet of gross leasable area.

FORWARD-LOOKING STATEMENTS
Certain statements contained in this Press Release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of future performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Our future results, financial condition and business may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “would,” “may” or other similar expressions in this Press Release. Many of the factors that will determine the outcome of these and our other forward-looking statements are beyond our ability to control or predict; these factors include, among others, the Company's ability to complete its active development, redevelopment and anchor repositioning projects, the Company's ability to engage in the projects in its planned expansion and redevelopment pipeline and the Company's ability to achieve the estimated unleveraged returns for such projects. For further discussion of factors that could materially affect the outcome of our forward-looking statements, see “Risk Factors” in Part I, Item 1A, of our Annual Report on Form 10-K for the year ended December 31, 2015.

For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date of this Press Release. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances occurring after the date of this Press Release.

URBAN EDGE PROPERTIES
ADDITIONAL DISCLOSURES
As of September 30, 2016

Basis of Presentation
The information contained in the Supplemental Disclosure Package does not purport to disclose all items required by GAAP and is unaudited information. This Supplemental Disclosure Package should be read in conjunction with the Company's most recent Form 10-K and Form 10-Q. The results of operations of any property acquired are included in the Company's financial statements since the date of its acquisition, although such properties may be excluded from certain metrics disclosed in this Supplemental Disclosure Package.
Non-GAAP Financial Measures and Forward Looking Statements
For additional information regarding non-GAAP financial measures and forward looking statements, please see pages 3 and 8 of this Supplemental Disclosure Package.

URBAN EDGE PROPERTIES
SUMMARY FINANCIAL RESULTS AND RATIOS
For the three and nine months ended September 30, 2016 (unaudited)
(in thousands, except per share, sf, rent psf and financial ratio data)

	Three months ended		Nine months ended
	September 30, 2016		September 30, 2016
Summary Financial Results
Total revenue	$79,973		$242,498
General & administrative expenses (G&A)	$6,618		$20,873
Adjusted EBITDA(7)	$47,703		$140,290
Net income attributable to common shareholders	$19,265		$71,771
Earnings per diluted share	$0.19		$0.72
Funds from operations (FFO)	$34,773		$102,166
FFO per diluted common share	$0.33		$0.96
FFO as Adjusted	$34,451		$99,813
FFO as Adjusted per diluted common share	$0.32		$0.94
Total dividends paid per share	$0.20		$0.60
Stock closing price low-high range	$27.06 to $30.15		$22.22 to $30.15
Weighted average diluted shares used in EPS computations(1)	99,870		99,711
Weighted average diluted common shares used in FFO computations(1)	106,266		106,009

Summary Property, Operating and Financial Data
# of Total properties / # of Retail properties	83 / 82
Gross leasable area (GLA) sf - retail portfolio(3)(5)	13,829,000
Weighted average annual rent psf - retail portfolio(3)(5)	$17.05
Consolidated occupancy at end of period	96.3%
Consolidated retail portfolio occupancy at end of period(5)	96.6%
Same-property retail portfolio occupancy at end of period(5)(2)	97.4%
Same-property retail portfolio physical occupancy at end of period(4)(5)(2)	96.0%
Same-property cash NOI growth(2)	4.1%		3.6%
Same-property cash NOI growth, including redevelopment properties	3.9%		2.8%
Cash NOI margin - total portfolio	67.7%		66.5%
Expense recovery ratio - total portfolio	97.2%		96.5%
New, renewal and option rent spread - cash basis(8)	11.0%		13.3%
New, renewal and option rent spread - GAAP basis(9)	21.2%		21.9%
Net debt to total market capitalization(6)	25.3%		25.3%
Net debt to Adjusted EBITDA(6)	5.6	x	5.6	x
Adjusted EBITDA to interest expense(7)	4.0	x	3.8	x
Adjusted EBITDA to fixed charges(7)	2.8	x	2.7	x

(1) Weighted average diluted common shares used to calculate FFO per share and FFO as Adjusted per share for the periods presented include OP and vested LTIP Units, which are excluded from the calculation of earnings per diluted share for the periods presented because their inclusion is anti-dilutive. FFO includes earnings allocated to unit holders as the inclusion of these units is dilutive to FFO per share.
(2) The same-property pool for both cash NOI and occupancy includes retail properties the Company consolidated, owned and operated for the entirety of both periods being compared and excludes properties under development, redevelopment or that involve anchor repositioning where a substantial portion of the gross leasable area is taken out of service and excludes properties acquired, sold, or that are in the foreclosure process during the periods being compared.
(3) GLA - retail portfolio excludes 942,000 square feet of warehouses. Weighted average annual rent per square foot for our retail portfolio and warehouses was $16.30.
(4) Physical occupancy includes tenants that have access to their leased space and includes dark and paying tenants.
(5) Our retail portfolio includes shopping centers and malls and excludes warehouses.
(6) See computation on page 16.
(7) See computation on page 14.
(8) Rents have not been calculated on a straight-line basis. Previous/expiring rent is that as of time of expiration and includes any percentage rent paid as well. New rent is that which is paid at commencement.
(9) Rents are calculated on a straight-line ("GAAP") basis.

URBAN EDGE PROPERTIES
CONSOLIDATED BALANCE SHEETS
As of September 30, 2016 (unaudited) and December 31, 2015
(in thousands, except share and per share amounts)

	September 30,	December 31,
	2016	2015
ASSETS
Real estate, at cost:
Land	$381,550	$389,080
Buildings and improvements	1,623,465	1,630,539
Construction in progress	105,936	61,147
Furniture, fixtures and equipment	4,123	3,876
Total	2,115,074	2,084,642
Accumulated depreciation and amortization	(531,623)	(509,112)
Real estate, net	1,583,451	1,575,530
Cash and cash equivalents	149,698	168,983
Cash held in escrow and restricted cash	7,653	9,042
Tenant and other receivables, net of allowance for doubtful accounts of $2,324 and $1,926, respectively	10,380	10,364
Receivable arising from the straight-lining of rents, net of allowance for doubtful accounts of $336 and $148, respectively	87,884	88,778
Identified intangible assets, net of accumulated amortization of $21,734 and $22,090, respectively	31,502	33,953
Deferred leasing costs, net of accumulated amortization of $13,707 and $12,987, respectively	18,844	18,455
Deferred financing costs, net of accumulated amortization of $484 and $709, respectively	2,177	2,838
Prepaid expenses and other assets	14,937	10,988
Total assets	$1,906,526	$1,918,931

LIABILITIES AND EQUITY
Liabilities:
Mortgages payable, net	$1,201,466	$1,233,983
Identified intangible liabilities, net of accumulated amortization of $70,639 and $65,220, respectively	148,881	154,855
Accounts payable and accrued expenses	47,558	45,331
Other liabilities	14,842	13,308
Total liabilities	1,412,747	1,447,477
Commitments and contingencies
Shareholders’ equity:
Common shares: $0.01 par value; 500,000,000 shares authorized and 99,608,920 and 99,290,952 shares issued and outstanding, respectively	996	993
Additional paid-in capital	483,402	475,369
Accumulated deficit	(26,203)	(38,442)
Noncontrolling interests:
Redeemable noncontrolling interests	35,228	33,177
Noncontrolling interest in consolidated subsidiaries	356	357
Total equity	493,779	471,454
Total liabilities and equity	$1,906,526	$1,918,931

URBAN EDGE PROPERTIES
CONSOLIDATED AND COMBINED STATEMENTS OF INCOME
For the three and nine months ended September 30, 2016 and 2015 (unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
REVENUE
Property rentals	$59,138	$58,111	$176,750	$173,077
Tenant expense reimbursements	19,888	19,188	62,274	63,942
Management and development fees	375	551	1,356	1,779
Other income	572	1,975	2,118	3,525
Total revenue	79,973	79,825	242,498	242,323
EXPENSES
Depreciation and amortization	14,435	13,603	41,908	41,568
Real estate taxes	12,729	12,227	38,701	37,568
Property operating	9,897	10,494	32,596	38,002
General and administrative	6,618	6,385	20,873	25,503
Ground rent	2,508	2,527	7,529	7,606
Transaction costs	223	151	307	22,437
Provision for doubtful accounts	149	427	994	1,139
Total expenses	46,559	45,814	142,908	173,823
Operating income	33,414	34,011	99,590	68,500
Gain on sale of real estate	—	—	15,618	—
Interest income	176	39	520	101
Interest and debt expense	(12,766)	(13,611)	(39,015)	(42,021)
Income before income taxes	20,824	20,439	76,713	26,580
Income tax expense	(319)	(394)	(349)	(1,399)
Net income	20,505	20,045	76,364	25,181
Less (net income) loss attributable to noncontrolling interests in:
Operating partnership	(1,239)	(1,179)	(4,594)	(1,605)
Consolidated subsidiaries	(1)	(6)	1	(17)
Net income attributable to common shareholders	$19,265	$18,860	$71,771	$23,559

Earnings per common share - Basic:	$0.19	$0.19	$0.72	$0.24
Earnings per common share - Diluted:	$0.19	$0.19	$0.72	$0.24
Weighted average shares outstanding - Basic	99,304	99,252	99,281	99,250
Weighted average shares outstanding - Diluted	99,870	99,286	99,711	99,272

URBAN EDGE PROPERTIES
SUPPLEMENTAL SCHEDULE OF NET OPERATING INCOME
For the three and nine months ended September 30, 2016 and 2015
(in thousands)

	Three Months Ended September 30,		Percent Change	Nine Months Ended September 30,		Percent Change
	2016	2015		2016	2015
Total cash NOI(1)
Total revenue	$77,486	$77,186	0.4%	$234,865	$234,089	0.3%
Total property operating expenses	(25,022)	(25,241)	(0.9)%	(78,715)	(82,904)	(5.1)%
Cash NOI - total portfolio	$52,464	$51,945	1.0%	$156,150	$151,185	3.3%

NOI margin (NOI / Total revenue)	67.7%	67.3%		66.5%	64.6%

Same-property cash NOI(2)
Property rentals	$51,496	$50,223		$153,324	$149,244
Tenant expense reimbursements	18,114	17,677		56,572	58,558
Percentage rent	104	79		411	555
Total revenue	69,714	67,979	2.6%	210,307	208,357	0.9%
Real estate taxes	(11,873)	(11,337)		(35,675)	(34,790)
Property operating	(8,345)	(8,822)		(27,608)	(31,210)
Ground rent	(2,213)	(2,211)		(6,612)	(6,591)
Provision for doubtful accounts(4)	(108)	(287)		(532)	(711)
Total property operating expenses	(22,539)	(22,657)	(0.5)%	(70,427)	(73,302)	(3.9)%
Same-property cash NOI(3)	$47,175	$45,322	4.1%	$139,880	$135,055	3.6%

Cash NOI related to properties being redeveloped	$4,425	$4,331		$12,634	$13,269
Same-property cash NOI including properties in redevelopment	$51,600	$49,653	3.9%	$152,514	$148,324	2.8%

Same-property physical occupancy(3)	96.0%	96.2%
Same-property leased occupancy(3)	97.4%	96.9%
Number of properties included in same-property analysis	77

(1) Total revenue includes cash received from tenant bankruptcy settlements and lease termination fees and excludes management and development fee income and non-cash amounts. Property operating expense amounts have been adjusted to exclude non-cash amounts.
(2) Excludes management and development fee income, lease termination fees, bankruptcy settlement income, non-cash rental income and ground rent expense and income or expenses that we do not believe are representative of ongoing operating results, if any.
(3) The same-property pool for both NOI and occupancy includes retail properties the Company consolidated, owned and operated for the entirety of both periods being compared and excludes properties under development, redevelopment or that involve anchor repositioning where a substantial portion of the gross leasable area is taken out of service and properties acquired, sold, or are in the foreclosure process during the periods being compared. Same-property occupancy includes dark and paying tenants.

(4)
Excludes $0.1 million, $0.2 million and $0.4 million of bad debt expense related to non-cash straight-line rents for the three months ended September 30, 2015 and the nine months ended September 30, 2016 and 2015, respectively.

URBAN EDGE PROPERTIES
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION and AMORTIZATION (EBITDA)
For the three and nine months ended September 30, 2016 and 2015
(in thousands)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2016		2015		2016		2015
Net income	$20,505		$20,045		$76,364		$25,181
Depreciation and amortization	14,435		13,603		41,908		41,568
Interest expense	12,043		12,952		36,909		39,942
Amortization of deferred financing costs	723		659		2,106		2,079
Income tax expense	319		394		349		1,399
EBITDA	48,025		47,653		157,636		110,169
Adjustments for Adjusted EBITDA:
Tenant bankruptcy settlement income	(545)		(1,774)		(2,035)		(3,034)
Transaction costs	223		151		307		22,437
Gain on sale of real estate	—		—		(15,618)		—
Equity awards issued in connection with spin-off	—		—		—		7,143
Environmental remediation costs	—		—		—		1,379
Adjusted EBITDA	$47,703		$46,030		$140,290		$138,094

Interest expense	$12,043		$12,952		$36,909		$39,942

Adjusted EBITDA to interest expense	4.0	x	3.6	x	3.8	x	3.5	x

Fixed charges
Interest and debt expense(1)	$12,766		$13,611		$39,015		$42,021
Scheduled principal amortization	4,309		3,969		12,764		11,606
Total fixed charges	$17,075		$17,580		$51,779		$53,627

Adjusted EBITDA to fixed charges	2.8	x	2.6	x	2.7	x	2.6	x

(1) Includes amortization of deferred financing costs

URBAN EDGE PROPERTIES
CONSOLIDATED STATEMENTS OF FUNDS FROM OPERATIONS
For the three and nine months ended September 30, 2016 and 2015
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net income	$20,505	$20,045	$76,364	$25,181
Less (net income) attributable to noncontrolling interests in:
Operating partnership	(1,239)	(1,179)	(4,594)	(1,605)
Consolidated subsidiaries	(1)	(6)	1	(17)
Net income attributable to common shareholders	19,265	18,860	71,771	23,559
Adjustments:
Gain on sale of real estate	—	—	(15,618)	—
Rental property depreciation and amortization	14,269	13,452	41,419	41,102
Limited partnership interests in operating partnership(1)	1,239	1,179	4,594	1,605
FFO Applicable to diluted common shareholders	34,773	33,491	102,166	66,266
FFO per diluted common share(2)	0.33	0.32	0.96	0.63
Adjustments to FFO:
Tenant bankruptcy settlement income	(545)	(1,774)	(2,035)	(3,034)
Benefit related to income taxes	—	—	(625)	—
Transaction costs	223	151	307	22,437
Equity awards issued in connection with spin-off	—	—	—	7,143
Environmental remediation costs	—	—	—	1,379
Debt restructuring expenses	—	—	—	1,034
FFO as Adjusted applicable to diluted common shareholders	$34,451	$31,868	$99,813	$95,225
FFO as Adjusted per diluted common share(2)	$0.32	$0.30	$0.94	$0.90

Weighted Average diluted common shares(2)	106,266	105,436	106,009	105,351
(1) Represents earnings allocated to LTIP and OP unit holders for unissued common shares which have been excluded for purposes of calculating earnings per diluted share for the periods presented. FFO applicable to diluted common shareholders and FFO as Adjusted applicable to diluted common shareholders calculations include earnings allocated to LTIP and OP unit holders and the respective weighted average share totals include the redeemable shares outstanding as their inclusion is dilutive.
(2) Weighted average diluted shares used to calculate FFO per share and FFO as Adjusted per share for the periods presented are higher than the GAAP weighted average diluted shares as a result of the dilutive impact of vested LTIP and OP units which are redeemable into our common stock for the three and nine months ended September 30, 2016 and 2015, respectively. These redeemable units are not included in the weighted average diluted share count for GAAP purposes because their inclusion is anti-dilutive.

URBAN EDGE PROPERTIES
MARKET CAPITALIZATION, DEBT RATIOS AND LIQUIDITY
As of September 30, 2016
(in thousands, except share amounts)

	September 30, 2016
Closing market price of common shares	$28.14
Common stock shares
Basic common shares	99,478,821
Diluted common shares:
OP and LTIP units	6,150,224
Unvested restricted common shares and OPP units	375,587
Diluted common shares	106,004,632

Equity market capitalization	$2,982,970

Total consolidated debt(2)	$1,209,994
Cash and cash equivalents	(149,698)
Net debt	$1,060,296

Net Debt to Adjusted EBITDA(1)	5.6	x

Total consolidated debt(2)	$1,209,994
Equity market capitalization	2,982,970
Total market capitalization	$4,192,964

Net debt to total market capitalization at applicable market price	25.3%

Gross real estate investments, at cost(3)	$2,110,951

Net debt to gross real estate investments	50.2%

(1) Adjusted EBITDA for the period has been annualized.
(2) Total consolidated debt excludes unamortized debt issuance costs.
(3) Excludes Furniture, fixtures and equipment.

URBAN EDGE PROPERTIES
ADDITIONAL DISCLOSURES
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Certain non-cash items:
Straight-line rental income(1)	$(74)	$41	$287	$68
Amortization of below-market lease intangibles, net(1)	2,158	2,019	5,907	6,070
Straight-line ground rent expense(2)	(52)	(75)	(187)	(285)
Amortization of below-market lease intangibles, lessee(2)	(243)	(243)	(729)	(729)
Amortization of deferred financing costs(4)	(723)	(659)	(2,106)	(2,079)
Capitalized interest	1,124	483	2,755	1,340
Share-based compensation expense(3)	(1,359)	(879)	(4,080)	(9,148)

Capital expenditures: (5)
Development and redevelopment costs	$16,563	$4,475	$38,835	$13,375
Maintenance capital expenditures	934	3,589	4,081	9,277
Leasing commissions	505	265	1,513	754
Tenant improvements and allowances	625	1,323	2,752	1,991
Total capital expenditures	$18,627	$9,652	$47,181	$25,397

	September 30, 2016	December 31, 2015
Other Liabilities:
Deferred ground rent expense	$6,226	$6,038
Deferred tax liability, net	3,645	3,607
Other	4,971	3,663
Total other liabilities	$14,842	$13,308

Accounts payable and accrued expenses:
Tenant prepaid/deferred revenue	$13,718	$16,097
Accrued capital expenditures and leasing costs	14,544	10,261
Other	19,296	18,973
Total accounts payable and accrued expenses	$47,558	$45,331
(1) Amounts included in the financial statement line item "Property rentals" in the consolidated and combined statements of income.
(2) Amounts included in the financial statement line item "Ground rent" in the consolidated and combined statements of income.
(3) Amounts included in the financial statement line item "General and Administrative" in the consolidated and combined statements of income. Includes $7.1 million of expenses associated with the issuance of LTIP awards in connection with the separation transaction during the nine months ended September 30, 2015.
(4) Amounts included in the financial statement line item "Interest and debt expense" in the consolidated and combined statements of income.
(5) Amounts presented on a cash basis.

URBAN EDGE PROPERTIES
TENANT CONCENTRATION - TOP TWENTY-FIVE TENANTS
As of September 30, 2016

Tenant	Number of stores	Square feet	% of total square feet	Annualized base rent	% of total annualized base rent	Weighted average annual rent per square foot	Average remaining term of ABR(1)
The Home Depot	7	920,226	6.2%	$15,801,209	6.9%	$17.17	14.8
Walmart / Sam's Wholesale	9	1,438,730	9.7%	10,726,552	4.7%	7.46	9.3
The TJX Companies, Inc.	15	542,522	3.7%	8,683,212	3.8%	16.01	5.1
Lowe's	6	976,415	6.6%	8,575,004	3.7%	8.78	11.0
Stop & Shop / Koninklijke Ahold NV	9	655,618	4.4%	8,015,606	3.5%	12.23	7.0
Best Buy & Co	7	312,952	2.1%	6,966,025	3.0%	22.26	7.5
Kohl's	8	716,345	4.8%	6,713,770	2.9%	9.37	5.1
BJ's Wholesale Club	4	454,297	3.1%	5,278,625	2.3%	11.62	10.1
Sears Holdings, Inc. (Sears and Kmart)	4	547,443	3.7%	5,244,737	2.3%	9.58	19.2
PetSmart, Inc.	9	235,309	1.6%	5,133,861	2.2%	21.82	4.8
ShopRite	4	265,997	1.8%	4,236,388	1.9%	15.93	7.3
Toys "R" Us	7	285,858	1.9%	3,685,514	1.6%	12.89	5.6
Staples, Inc.	8	167,554	1.1%	3,612,769	1.6%	21.56	3.0
Target	2	297,856	2.0%	3,448,666	1.5%	11.58	15.5
Century 21	1	156,649	1.1%	3,394,181	1.5%	21.67	10.3
Whole Foods	2	100,682	0.7%	3,365,570	1.5%	33.43	11.2
LA Fitness	4	181,342	1.2%	3,085,085	1.3%	17.01	10.9
Dick's Sporting Goods	3	151,136	1.0%	2,971,814	1.3%	19.66	2.3
24 Hour Fitness	1	53,750	0.4%	2,289,750	1.0%	42.60	15.3
Anthropologie	1	31,450	0.2%	2,201,500	1.0%	70.00	12.0
National Wholesale Liquidators	1	171,216	1.2%	2,140,019	0.9%	12.50	6.3
The Gap, Inc.	6	75,276	0.5%	2,067,793	0.9%	27.47	5.0
Petco	7	114,375	0.8%	1,899,390	0.8%	16.61	5.6
Bed, Bath & Beyond	4	143,973	1.0%	1,874,970	0.8%	13.02	4.6
Sleepy's	11	62,222	0.4%	1,762,014	0.8%	28.32	4.6

Total/Weighted Average	140	9,059,193	61.2%	$123,174,024	53.7%	$13.60	9.2

(1) In years, excluding tenant renewal options. Total top twenty-five tenants is weighted based on annualized base rent ("ABR").

Note: Amounts shown in the table above include all retail properties, including those in redevelopment, on a cash basis other than tenants in a free rent period which are shown at their initial cash rent.

URBAN EDGE PROPERTIES
LEASING ACTIVITY
For the three and nine months ended September 30, 2016

	Three months ended September 30, 2016		Nine months ended September 30, 2016
	GAAP(3)	Cash(2)	GAAP(3)	Cash(2)
New leases
Number of new leases executed	17	17	36	36
Total square feet	154,940	154,940	234,540	234,540
Number of same space leases(1)	6	6	16	16
Same space square feet	55,087	55,087	73,994	73,994
Prior rent per square foot	$19.42	$19.63	$24.34	$24.75
New rent per square foot	$28.86	$25.74	$37.68	$34.19
Same space weighted average lease term (years)	15.9	15.9	14.4	14.4
Same space TIs per square foot(4)	N/A	$118.10	N/A	$90.49
Rent spread	48.6%	31.2%	54.8%	38.2%

Renewals & Options
Number of new leases executed	18	18	44	44
Total square feet	128,914	128,914	279,830	279,830
Number of same space leases(1)	18	18	44	44
Same space square feet	128,914	128,914	279,830	279,830
Prior rent per square foot	$21.83	$22.88	$19.64	$20.28
New rent per square foot	$24.19	$23.71	$21.84	$21.36
Same space weighted average lease term (years)	4.9	4.9	5.0	5.0
Same space TIs per square foot(4)	N/A	$—	N/A	$0.05
Rent spread	10.8%	3.6%	11.2%	5.3%

Total New Leases and Renewals & Options
Number of new leases executed	35	35	80	80
Total square feet	283,854	283,854	514,370	514,370
Number of same space leases(1)	24	24	60	60
Same space square feet	184,001	184,001	353,824	353,824
Prior rent per square foot	$21.11	$21.91	$20.63	$21.22
New rent per square foot	$25.59	$24.32	$25.15	$24.05
Same space weighted average lease term (years)	8.2	8.2	7.0	7.0
Same space TIs per square foot(4)	N/A	$35.36	N/A	$18.97
Rent spread	21.2%	11.0%	21.9%	13.3%
(1) Leases executed on a same space basis include leases with comparable sf and prior existing tenants.
(2) Rents have not been calculated on a straight-line basis. Previous/expiring rent is that as of time of expiration and includes any percentage rent paid as well. New rent is that which is paid at commencement.
(3) Rents are calculated on a straight-line ("GAAP") basis.
(4) Includes both tenant improvements and landlord contributions.

URBAN EDGE PROPERTIES
RETAIL PORTFOLIO LEASE EXPIRATION SCHEDULE
As of September 30, 2016

	ANCHOR TENANTS (SF>=10,000)				SHOP TENANTS (SF<10,000)				TOTAL TENANTS
Year(1)	# of leases	Square Feet	% of Total SF	Weighted Avg Annual Base Rent PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg Annual Base Rent PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg Annual Base Rent PSF(2)

M-T-M	—	—	—%	$—	12	27,000	1.3%	$43.93	12	27,000	0.2%	$43.93
2016(3)	—	—	—%	—	19	46,000	2.3%	39.14	19	46,000	0.3%	39.14
2017	8	270,000	2.3%	14.49	68	193,000	9.6%	32.59	76	463,000	3.4%	22.03
2018	20	981,000	8.3%	10.12	53	144,000	7.2%	43.20	73	1,125,000	8.1%	14.35
2019	27	973,000	8.2%	17.87	76	224,000	11.1%	39.83	103	1,197,000	8.7%	21.98
2020	28	1,090,000	9.2%	14.49	52	179,000	8.9%	39.16	80	1,269,000	9.2%	17.97
2021	24	718,000	6.1%	16.97	55	161,000	8.0%	35.44	79	879,000	6.4%	20.35
2022	17	916,000	7.8%	10.07	41	118,000	5.9%	35.90	58	1,034,000	7.5%	13.02
2023	17	957,000	8.1%	17.02	29	99,000	4.9%	35.35	46	1,056,000	7.6%	18.74
2024	23	1,224,000	10.4%	12.02	35	128,000	6.4%	27.84	58	1,352,000	9.8%	13.52
2025	6	450,000	3.8%	13.86	32	94,000	4.7%	35.86	38	544,000	3.9%	17.66
2026	7	517,000	4.4%	9.96	43	152,000	7.6%	27.91	50	669,000	4.8%	14.04
Thereafter	49	3,528,000	29.8%	15.19	30	169,000	8.4%	39.83	79	3,697,000	26.7%	16.31
Subtotal/Average	226	11,624,000	98.4%	$14.15	545	1,734,000	86.3%	$36.22	771	13,358,000	96.6%	$17.01
Vacant	11	195,000	1.6%	N/A	93	276,000	13.7%	N/A	104	471,000	3.4%	N/A
Total/Average	237	11,819,000	100%	N/A	638	2,010,000	100%	N/A	875	13,829,000	100%	N/A

(1) Year of expiration excludes tenant renewal options.
(2) Weighted average annual rent per square foot is calculated by annualizing tenant's in-place contractual (cash-basis) rent, including ground rent, and excludes tenant reimbursements and concessions and storage rent.
(3) Remainder of 2016.

Note: Amounts shown in table above include both current leases and signed leases that have not commenced on vacant spaces for all retail properties (including properties in redevelopment). The average base rent for our 942,000 square-foot warehouse property (excluded from the table above) is $5.41 per square foot as of September 30, 2016.

URBAN EDGE PROPERTIES
RETAIL PORTFOLIO LEASE EXPIRATION SCHEDULE ASSUMING EXERCISE OF ALL RENEWALS AND OPTIONS
As of September 30, 2016

	ANCHOR TENANTS (SF>=10,000)				SHOP TENANTS (SF<10,000)				TOTAL TENANTS
Year(1)	# of leases	Square Feet	% of Total SF	Weighted Avg Annual Base Rent PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg Annual Base Rent PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg Annual Base Rent PSF(2)

M-T-M	—	—	—%	$—	12	27,000	1.3%	$43.93	12	27,000	0.2%	$43.93
2016(3)	—	—	—%	—	16	36,000	1.8%	38.91	16	36,000	0.3%	38.91
2017	3	56,000	0.5%	20.67	48	115,000	5.7%	38.13	51	171,000	1.3%	32.41
2018	4	76,000	0.7%	19.71	40	101,000	5.0%	51.13	44	177,000	1.3%	37.64
2019	3	142,000	1.2%	12.40	47	119,000	5.9%	48.72	50	261,000	1.9%	28.96
2020	4	66,000	0.6%	25.97	40	123,000	6.1%	48.54	44	189,000	1.4%	40.66
2021	6	124,000	1.0%	17.98	42	103,000	5.1%	37.92	48	227,000	1.5%	27.03
2022	3	122,000	1.0%	10.28	37	113,000	5.6%	36.49	40	235,000	1.7%	22.88
2023	5	320,000	2.7%	17.45	25	75,000	3.8%	37.95	30	395,000	2.9%	21.34
2024	11	215,000	1.8%	17.58	41	122,000	6.1%	39.04	52	337,000	2.4%	25.35
2025	8	295,000	2.5%	21.38	28	90,000	4.5%	37.60	36	385,000	2.8%	25.17
2026	8	238,000	2.0%	21.32	44	136,000	6.8%	36.86	52	374,000	2.7%	26.97
Thereafter	171	9,970,000	84.4%	19.33	125	574,000	28.6%	43.90	296	10,544,000	76.2%	20.66
Subtotal/Average	226	11,624,000	98.4%	$19.19	545	1,734,000	86.3%	$42.18	771	13,358,000	96.6%	$22.17
Vacant	11	195,000	1.6%	N/A	93	276,000	13.7%	N/A	104	471,000	3.4%	N/A
Total/Average	237	11,819,000	100%	N/A	638	2,010,000	100%	N/A	875	13,829,000	100%	N/A

(1) Year of expiration includes tenant renewal options.
(2) Weighted average annual rent per square foot is calculated by annualizing tenant's in-place contractual (cash-basis) rent, including ground rent, and excludes tenant reimbursements and concessions and storage rent and is adjusted for assumed exercised options using option rents specified in the underlying leases. Weighted average annual base rent for leases whose future option rent is based on fair market value or CPI is reported at the last stated option rent in the respective lease.
(3) Remainder of 2016.

Note: Amounts shown in table above includes both current leases and signed leases that have not commenced on vacant spaces for all retail properties (including properties in redevelopment). The average base rent for our 942,000 square-foot warehouse property assuming exercise of all options at future tenant rent (excluded from the table above) is $5.55 per square foot as of September 30, 2016.

URBAN EDGE PROPERTIES
PROPERTY STATUS REPORT
As of September 30, 2016
(dollars in thousands, except per sf amounts)

Property	Total Square Feet (1)	Percent Leased (1)	Weighted Average Annual Rent per sq ft (2)	Mortgage Debt(7)		Major Tenants

SHOPPING CENTERS AND MALLS:
California:
Signal Hill	45,000	100.0%	$26.49	—		Best Buy
Vallejo (leased through 2043)(8)	45,000	100.0%	19.26	—		Best Buy
Walnut Creek (1149 South Main Street)(6)	31,000	100.0%	70.00	—		Anthropologie
Walnut Creek (Mt. Diablo) (4)	7,000	100.0%	115.00	—		Z Gallerie (lease not commenced)

Connecticut:
Newington	189,000	100.0%	9.72	$10,376	(3)	Walmart, Staples

Maryland:
Baltimore (Towson)	155,000	89.2%	22.42	$14,425	(3)	hhgregg, Staples, HomeGoods, Golf Galaxy, Tuesday Morning (lease not commenced), Ulta (lease not commenced)
Glen Burnie	121,000	90.4%	10.06	—		Gavigan’s Home Furnishings, Pep Boys
Rockville	94,000	98.1%	24.53	—		Regal Cinemas
Wheaton (leased through 2060)(8)	66,000	100.0%	16.36	—		Best Buy

Massachusetts:
Cambridge (leased through 2033)(8)	48,000	100.0%	21.83	—		PetSmart, Modell’s Sporting Goods
Chicopee	224,000	100.0%	5.50	$7,668	(3)	Walmart
Milford (leased through 2019)(8)	83,000	100.0%	9.01	—		Kohl’s
Springfield	182,000	100.0%	5.67	$5,289	(3)	Walmart

New Hampshire:
Salem	37,000	100.0%	12.58	—		Babies “R” Us

New Jersey:
Bergen Town Center - East, Paramus	211,000	92.9%	18.50	—		Lowe’s, REI
Bergen Town Center - West, Paramus	960,000	99.4%	31.92	$300,000		Target, Century 21, Whole Foods Market, Marshalls, Nordstrom Rack, Saks Off 5th, HomeGoods, H&M, Bloomingdale’s Outlet, Nike Factory Store, Old Navy, Nieman Marcus Last Call Studio, Blink Fitness
Brick	278,000	97.1%	18.48	$29,507	(3)	Kohl’s, ShopRite, Marshalls
Carlstadt (leased through 2050)(8)	78,000	95.5%	23.51	—		Stop & Shop
Cherry Hill	261,000	99.2%	9.16	$12,805	(3)	Wal-Mart, Toys “R” Us, Maxx Fitness
East Brunswick	427,000	100.0%	14.93	$33,860	(3)	Lowe’s, Kohl’s, Dick’s Sporting Goods, P.C. Richard & Son, T.J. Maxx, LA Fitness
East Hanover (200 - 240 Route 10 West)	343,000	88.4%	19.97	$35,327	(3)	The Home Depot, Dick’s Sporting Goods, Marshalls, Burlington Coat Factory
East Hanover (280 Route 10 West)	28,000	100.0%	34.71	$4,201	(3)	REI
East Rutherford	197,000	100.0%	12.71	$12,552	(3)	Lowe’s
Eatontown	30,000	15.0%	44.00	—		Citibank
Englewood(6)	41,000	64.1%	20.83	$11,537		New York Sports Club
Garfield	263,000	100.0%	13.70	—		Walmart, Burlington Coat Factory, Marshalls, Petsmart (lease not commenced)
Hackensack	275,000	94.4%	21.59	$37,453	(3)	The Home Depot, 99 Ranch (lease not commenced), Staples, Petco
Hazlet	95,000	100.0%	3.43	—		Stop & Shop (5)

URBAN EDGE PROPERTIES
PROPERTY STATUS REPORT
As of September 30, 2016
(dollars in thousands, except per sf amounts)

Property	Total Square Feet (1)	Percent Leased (1)	Weighted Average Annual Rent per sq ft (2)	Mortgage Debt(7)		Major Tenants
Jersey City	236,000	100.0%	12.30	$18,727	(3)	Lowe’s, P.C. Richard & Son
Kearny	104,000	98.2%	18.86	—		LA Fitness, Marshalls
Lawnside	147,000	99.3%	14.31	$9,869	(3)	The Home Depot, PetSmart
Lodi (Route 17 North)	171,000	100.0%	12.50	$10,477	(3)	National Wholesale Liquidators
Lodi (Washington Street)	85,000	83.6%	20.39	—		Blink Fitness, Aldi
Manalapan	208,000	100.0%	17.47	$19,435	(3)	Best Buy, Bed Bath & Beyond, Babies “R” Us, Modell’s Sporting Goods, PetSmart
Marlton	213,000	100.0%	14.18	$15,943	(3)	Kohl’s, ShopRite, PetSmart
Middletown	231,000	100.0%	13.16	$16,044	(3)	Kohl’s, Stop & Shop
Montclair	18,000	100.0%	26.20	$2,429	(3)	Whole Foods Market
Morris Plains	177,000	91.2%	21.47	$19,739	(3)	Kohl’s, ShopRite (5)
North Bergen (Kennedy Blvd)	62,000	100.0%	13.73	$4,707	(3)	Food Bazaar
North Bergen (Tonnelle Ave)	410,000	100.0%	20.47	$74,244		Walmart, BJ’s Wholesale Club, PetSmart, Staples
North Plainfield	218,000	99.0%	10.66	—		Costco, The Tile Shop, La-Z-Boy, Petco (lease not commenced)
Paramus (leased through 2033)(8)	63,000	100.0%	42.23	—		24 Hour Fitness
Rockaway	173,000	94.8%	13.64	$12,147	(3)	ShopRite, T.J. Maxx
South Plainfield (leased through 2039)(8)	56,000	96.3%	20.53	$4,732	(3)	Staples, Party City
Totowa	271,000	100.0%	16.96	$22,877	(3)	The Home Depot, Bed Bath & Beyond, buy buy Baby, Marshalls, Staples
Turnersville	96,000	100.0%	9.62	—		Haynes Furniture Outlet (DBA The Dump), Verizon Wireless (lease not commenced)
Union (2445 Springfield Ave)	232,000	100.0%	17.85	$26,318	(3)	The Home Depot
Union (Route 22 and Morris Ave)	276,000	99.4%	18.79	$29,861	(3)	Lowe’s, Toys “R” Us, Office Depot
Watchung	170,000	96.6%	16.65	$13,918	(3)	BJ’s Wholesale Club
Woodbridge	226,000	84.1%	13.76	$19,081	(3)	Walmart

New York:
Bronx (1750-1780 Gun Hill Road)	77,000	100.0%	33.91	—		Planet Fitness, Aldi
Bronx (Bruckner Boulevard)(6)	489,000	83.3%	16.86	—		Kmart, Toys “R” Us, ShopRite (lease not commenced)
Buffalo (Amherst)	311,000	96.9%	9.19	—		BJ’s Wholesale Club, T.J. Maxx, HomeGoods, Toys “R” Us, LA Fitness
Commack (leased through 2021)(8)	47,000	100.0%	19.22	—		PetSmart, Ace Hardware
Dewitt (leased through 2041)(8)	46,000	100.0%	22.51	—		Best Buy
Freeport (240 West Sunrise Highway) (leased through 2040)(8)	44,000	100.0%	20.28	—		Bob’s Discount Furniture
Freeport (437 East Sunrise Highway)	173,000	100.0%	21.95	$19,739	(3)	The Home Depot, Staples
Huntington	204,000	99.7%	15.64	$15,386	(3)	Kmart, Marshalls, Old Navy, Petco
Inwood	100,000	100.0%	19.54	—		Stop & Shop
Mount Kisco	189,000	100.0%	16.78	$14,986		Target, Stop & Shop
New Hyde Park (leased through 2029)(8)	101,000	100.0%	20.21	—		Stop & Shop
Oceanside	16,000	100.0%	28.00	—		Party City
Queens(6)	46,000	81.3%	37.61	—
Rochester	205,000	100.0%	3.08	$4,049	(3)	Walmart

URBAN EDGE PROPERTIES
PROPERTY STATUS REPORT
As of September 30, 2016
(dollars in thousands, except per sf amounts)

Property	Total Square Feet (1)	Percent Leased (1)	Weighted Average Annual Rent per sq ft (2)	Mortgage Debt(7)		Major Tenants
Rochester (Henrietta) (leased through 2056)(8)	165,000	94.2%	3.96	—		Kohl’s
Staten Island	165,000	88.8%	24.03	—		Western Beef, Planet Fitness
West Babylon	66,000	95.1%	17.22	—		Best Market, Rite Aid

Pennsylvania:
Allentown	372,000	100.0%	12.01	$27,685	(3)	Burlington Coat Factory, Giant Food, Dick’s Sporting Goods, T.J. Maxx, Petco, BigLots
Bensalem	185,000	100.0%	12.84	$13,741	(3)	Kohl’s, Ross Dress for Less, Staples, Petco
Bethlehem	147,000	94.4%	7.12	$5,162	(3)	Giant Food, Petco
Broomall	169,000	100.0%	10.85	$9,869	(3)	Giant Food, Planet Fitness, A.C. Moore, PetSmart
Glenolden	102,000	100.0%	12.41	$6,327	(3)	Walmart
Lancaster	228,000	100.0%	4.76	$4,985	(3)	Lowe’s, Community Aid, Sleepy’s
Springfield (leased through 2025)(8)	41,000	100.0%	20.90	—		PetSmart
Wilkes-Barre (461 - 499 Mundy Street)	204,000	91.8%	12.89	—		Bob’s Discount Furniture, Babies “R” Us, Ross Dress for Less, Marshalls, Petco
Wyomissing (leased through 2065)(8)	76,000	93.4%	15.86	—		LA Fitness, PetSmart
York	111,000	100.0%	8.93	$4,808	(3)	Ashley Furniture, Tractor Supply Company, Aldi

South Carolina:
Charleston (leased through 2063)(8)	45,000	100.0%	14.19	—		Best Buy

Virginia:
Norfolk (leased through 2069)(8)	114,000	100.0%	7.08	—		BJ’s Wholesale Club
Tyson’s Corner (leased through 2035)(8)	38,000	100.0%	43.04	—		Best Buy

Puerto Rico:
Las Catalinas	356,000	93.7%	35.81	$130,000		Kmart, Forever 21
Montehiedra(6)	540,000	93.1%	17.80	$117,709		Kmart, The Home Depot, Marshalls, Caribbean Theatres, Nike Factory Store, Polo Ralph Lauren
Total Shopping Centers and Malls	13,829,000	96.6%	$17.05	$1,209,994

WAREHOUSES:
East Hanover - Five Buildings(6)	942,000	91.7%	4.75	—
J & J Tri-State Delivery, Foremost Groups Inc., PCS Wireless, Fidelity Paper & Supply Inc., Meyer Distributing Inc., Consolidated Simon Distributors Inc., Givaudan Flavors Corp., Opulux (lease not commenced)

Total Urban Edge Properties	14,771,000	96.3%	$16.30	$1,209,994
(1) Percent leased is expressed as a percent of total existing square feet (gross leasable area) subject to a lease.
(2) Weighted average annual rent per square foot including ground leases and executed leases for which rent has not commenced is calculated by annualizing tenant's current base rent (excluding any free rent periods), and excludes tenant reimbursements, concessions and storage rent. Excluding ground leases where the Company is the lessor, the weighted average annual rent per square foot for our retail portfolio is $19.60 per square foot.
(3) Property is included in a cross-collateralized mortgage loan. The amount of mortgage debt secured by our properties at East Brunswick and East Hanover (200-240 Route 10 West) contains parcels that are separately identified in our cross collateralized mortgage loan.
(4) Our ownership of Walnut Creek (Mt. Diablo) is 95% at September 30, 2016.
(5) The tenant has ceased operations at this location but continues to pay rent.
(6) Not included in the same-property pool for the purposes of calculating same-property cash NOI as of September 30, 2016.
(7) Mortgage debt balances exclude unamortized debt issuance costs.
(8) The Company is a lessee under a ground or building lease. The total square feet disclosed for the building will revert to the lessor upon lease expiration.

URBAN EDGE PROPERTIES
PROPERTY ACQUISITIONS AND DISPOSITIONS
For the nine months ended September 30, 2016

2016 Property Acquisitions:

None.

2016 Property Dispositions:

Date Disposed	Property Name	City	State	GLA	Land Acres	Sale Price
6/9/2016	Mattatuck Commons	Waterbury	CT	147,200	19.0	$21,600

URBAN EDGE PROPERTIES
DEVELOPMENT, REDEVELOPMENT AND ANCHOR REPOSITIONING PROJECTS
As of September 30, 2016
(in thousands, except square footage data)

PROPERTY	Project GLA(2)	Estimated Gross Cost(1)		Incurred as of 9/30/16	Balance to Complete (Gross Cost)	Target Stabilization(3)	Project Description
ACTIVE PROJECTS:
Bruckner Boulevard	163,000	$38,400		$10,800	$27,600	2Q18	Renovating and retenanting
East Hanover warehouses	942,000	24,000		20,200	3,800	2Q17	Renovating and retenanting
Montehiedra Town Center	542,000	20,800		14,100	6,700	2Q18	Converting to outlet/value hybrid mall
Garfield(4)	85,000	18,800		11,600	7,200	4Q17	Adding Burlington Coat, Petsmart and 17,000± sf of shop space
North Plainfield(4)	47,500	7,800		2,100	5,700	4Q17	Adding La-Z-Boy and 20,000± sf of shop space
Towson(4)	39,000	7,000		600	6,400	4Q17	Recapturing anchor and retenanting
Hackensack(4)	75,000	5,200		900	4,300	1Q18	Anchor retenanting (99 Ranch)
Turnersville(4)	6,000	2,100		300	1,800	3Q17	Replacing vacant Friendly's with Verizon
Glen Burnie(4)	9,000	1,300		100	1,200	1Q18	Developing new restaurant pad for Bubba's 33
Walnut Creek (Mt. Diablo)(4)	7,000	600		—	600	2Q17	Z Gallerie replacing Anthropologie
Rockaway(4)	2,700	100		100	—	2Q17	Adding Popeyes
Total	1,918,200	$126,100	(5)	$60,800	$65,300

COMPLETED PROJECTS PENDING TWELVE MONTH STABILIZATION:
Freeport(4)	155,000	100		100	—	1Q17	Home Depot expansion
Walnut Creek	31,000	5,000		4,900	100	4Q16	Anthropologie opened 3Q16
East Hanover REI(4)	4,500	500		500	—	2Q16	Panera Bread opened 1Q16
Total	190,500	$5,600		$5,500	$100

(1) Estimated gross cost includes the allocation of internal costs such as labor, interest and taxes. The estimated gross cost includes $11.7 million of construction costs and expenses incurred by Vornado prior to the spin-off.
(2) Project GLA is subject to change based upon build-to-suit and other tenant-driven requirements.
(3) Target Stabilization reflects the first full quarter in which at least 80% of the expected NOI from the development, redevelopment or anchor repositioning project is realized on a cash basis. Properties may continue to be reflected in development or redevelopment until they are included in the company's same-property NOI pool, which is normally one year from rent commencement. Target Stabilization is an estimate and is subject to change resulting from uncertainties inherent in the development process and not wholly under the Company's control.
(4) Results from these properties are included in our same-property metrics.
(5) The estimated unleveraged yield for active projects including those pending stabilization is approximately 13% as of September 30, 2016 based on the total estimated project costs and the incremental unleveraged NOI expected from leasing activities directly attributable to the active projects. The incremental unleveraged NOI for active projects does not include NOI generated outside the project scope such as the impact on future lease rollovers at the property or the impact on the long-term value of the property.

URBAN EDGE PROPERTIES
DEVELOPMENT, REDEVELOPMENT AND ANCHOR REPOSITIONING PROJECTS
As of September 30, 2016
(in thousands, except square footage data)

PROPERTY	Potential Investment(1)	Estimated Stabilization(1)(4)	Project Description
DEVELOPMENT, REDEVELOPMENT AND ANCHOR REPOSITIONING PIPELINE:
Bergen Town Center	$70,000-80,000	2018 - 2020	Expanding, retenanting and developing approved pads for 60,000± sf of retail
Kearny	$8,000-9,000	2018	Expanding by 20,000± sf and adding new pad
Montehiedra outparcel	$7,000-8,000	2018	Developing 20,000± sf retail
Morris Plains	$6,000-7,000	2018	Anchor repositioning
East Hanover	$4,000-5,000	2018	Anchor repositioning
Garfield	$4,000-5,000	2019	Adding additional 15,000± sf of shop space
Marlton	$3,000-4,000	2018	Developing pads for 5,000± sf of retail
West Babylon	$3,000-4,000	2018	Developing 10,000± sf of shops on excess land
Huntington	$2,000-3,000	2018	Converting 11,000± sf of basement space into street-front retail
Woodbridge	$2,000-3,000	2019	Converting to pads
Mt. Kisco	$2,000-3,000	2019	Converting existing restaurant to three smaller restaurant spaces
Cherry Hill	$1,000-2,000	2018	Developing approved pad for 5,000± sf of retail
Lawnside	$1,000-2,000	2019	Developing pad for 6,000± sf of retail on excess and acquired land
Multiple Pad Projects(2)	$1,000-2,000	2018	Developing new pads
Gun Hill	$1,000-2,000	2019	Expanding supermarket
Rockaway	±$1,000	2018	Expanding supermarket
Total	$115,000-140,000	(3)
(1) Estimated Stabilization and Potential Investment are subject to change resulting from uncertainties inherent in the development process and not wholly under the Company's control.
(2) Multiple pad projects include possible pad additions at the following properties: East Rutherford, Union, Springfield, Rochester and North Bergen. These potential projects are on land leased to anchors and require anchor collaboration.
(3) The estimated unleveraged yield for pipeline projects is approximately 8% as of September 30, 2016 based on the total estimated project costs and the incremental unleveraged NOI expected from leasing activities directly attributable to the pipeline projects. The incremental unleveraged NOI for pipeline projects does not include NOI generated outside the project scope, such as the impact on future lease rollovers at the property or the impact on the long-term value of the property.
(4) Estimated stabilization reflects the year in which at least 80% of the expected NOI from the development, redevelopment or anchor repositioning project is realized on a cash basis for one full quarter for the first time.

URBAN EDGE PROPERTIES
DEBT SUMMARY
As of September 30, 2016 and December 31, 2015
(in thousands)

	September 30, 2016	December 31, 2015
Fixed rate debt(4)	$1,171,238	$1,183,957
Variable rate debt(1)	38,756	60,000
Total debt	$1,209,994	$1,243,957

% Fixed rate debt	96.8%	95.2%
% Variable rate debt	3.2%	4.8%
Total	100%	100%

Secured mortgage debt	$1,209,994	$1,243,957
Unsecured debt	—	—
Total debt	$1,209,994	$1,243,957

% Secured mortgage debt	100%	100%
% Unsecured mortgage debt	N/A	N/A
Total	100%	100%

Weighted average remaining maturity on secured mortgage debt	5.1 years	5.8 years

Total market capitalization (see page 16)	$4,192,964

% Secured mortgage debt	28.9%
% Unsecured debt	—%
Total debt : Total market capitalization	28.9%

Weighted average interest rate on secured mortgage debt(2)	4.20%	4.15%
Weighted average interest rate on unsecured debt(3)	—%

Note: All amounts and calculations exclude unamortized debt issuance costs on mortgages payable.
(1) In June 2016, in connection with the sale of our property in Waterbury, CT, we prepaid $21.2 million of the variable rate portion of our cross collateralized mortgage loan to maintain compliance with covenant requirements.
(2) Weighted average interest rates are calculated based on balances outstanding at the respective dates.
(3) No amounts are currently outstanding on the unsecured line of credit. To the extent borrowing occurs, the line bears interest at LIBOR plus 1.15% based on our current leverage metrics as defined in the revolving credit agreement. The line matures in February 2019 and has two six-month extension options.
(4) Excludes unamortized debt issuance costs.

URBAN EDGE PROPERTIES
MORTGAGE DEBT SUMMARY
As of September 30, 2016 (unaudited) and December 31, 2015
(dollars in thousands)

Debt Instrument	Maturity Date	Rate	September 30, 2016	December 31, 2015	Percent of Debt at September 30, 2016
North Bergen	1/9/18	4.59%	$74,244	$75,000	6.1%
Englewood (3)	10/1/18	6.22%	11,537	11,537	1.0%
Cross collateralized mortgage - Fixed(4)	9/10/20	4.35%	522,762	533,459	43.2%
Cross collateralized mortgage - Variable (1)(4)	9/10/20	2.36%	38,756	60,000	3.2%
Montehiedra, Puerto Rico (senior loan)(2)(6)	7/6/21	5.33%	87,709	88,676	7.3%
Montehiedra, Puerto Rico (junior loan)(2)	7/6/21	3.00%	30,000	30,000	2.5%
Bergen Town Center	4/8/23	3.56%	300,000	300,000	24.8%
Las Catalinas	8/6/24	4.43%	130,000	130,000	10.7%
Mt Kisco -Target(5)	11/15/34	6.40%	14,986	15,285	1.2%
Total mortgage debt		4.20%	$1,209,994	$1,243,957	100%
Unamortized debt issuance costs			(8,528)	(9,974)
Total mortgage debt, net			$1,201,466	$1,233,983

DEBT MATURITY SCHEDULE
Year	Scheduled Amortization	Balloon Payments	(Discount) Scheduled Amortization	Total	Weighted Average Interest rate at maturity	Percent of debt maturing
2016(7)	$4,384	$—	$(15)	$4,369	4.6%	0.4%
2017	16,845	—	(61)	16,784	4.4%	1.4%
2018	16,218	83,551	(61)	99,708	4.7%	8.2%
2019	17,381	—	(61)	17,320	4.4%	1.4%
2020	13,787	500,144	(61)	513,870	4.2%	42.5%
2021	2,801	117,709	(61)	120,449	4.7%	10.0%
2022	2,942	—	(61)	2,881	4.9%	0.2%
2023	3,091	300,000	(61)	303,030	3.6%	25.0%
2024	2,201	119,050	(61)	121,190	4.4%	10.0%
Thereafter	10,991	—	(598)	10,393	6.4%	0.9%
Total	$90,641	$1,120,454	$(1,101)	$1,209,994	4.2%	100%
	Unamortized debt issuance costs			(8,528)
	Mortgage debt, net			$1,201,466
(1) Subject to a LIBOR floor of 1.00%, currently bears interest at LIBOR plus 136 bps. In June 2016, in connection with the sale of our property in Waterbury, CT, we prepaid $21.2 million of the variable rate portion of our cross collateralized mortgage loan to maintain compliance with covenant requirements.
(2) On January 6, 2015, we completed a loan restructuring applicable to the $120.0 million, 6.04% mortgage loan secured by Montehiedra Town Center. The loan has been extended from July 2016 to July 2021 and separated into two tranches, a senior $90.0 million position with interest at 5.33% to be paid currently, and a junior $30.0 million position with interest accruing at 3.0%. As part of the planned redevelopment of the property, the Company is committed to fund $20.0 million for leasing and building capital expenditures of which $14.5 million has been funded as of September 30, 2016.
(3) On March 30, 2015, we notified the lender that due to tenants vacating, the property’s operating cash flow would be insufficient to pay its debt service. As of September 30, 2016 we were in default and the property was transferred to receivership. Urban Edge no longer manages the property but will remain its title owner until the receiver disposes of the property.
(4) See Property Status Report on page 22 for each property that comprises the cross collateralized mortgage loan.
(5) The mortgage payable balance on the loan secured by Mt. Kisco -Target includes $1.1 million of unamortized debt discount as of September 30, 2016 and December 31, 2015, respectively. The effective interest rate including amortization of the debt discount is 7.26% as of September 30, 2016.
(6) The carrying value of the senior loan secured by Montehiedra was presented net of unamortized fees of $1.7 million as of December 31, 2015. The net unamortized fees of $1.7 million were revised to be presented with the unamortized debt issuance costs.
(7) Remainder of 2016.